Exhibit 99.2

PRESS RELEASE

Autoliv completes spin-off

(Stockholm, Sweden, July 2, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb) the worldwide leader in automotive safety systems, today announced the completion of the spin-off of its electronics segment, Veoneer, Inc.

With the completion of the spin-off, Veoneer, Inc. will today begin regular way trading on the New York Stock Exchange and will begin trading on Nasdaq Stockholm as an independent company.

Prior to the spin-off and as previously announced, Autoliv made cash contributions to Veoneer so that Veoneer has total cash liquidity of approximately $1 billion. Autoliv funded the contribution through a mixture of new external funding and existing cash.

The spin-off of Veoneer completes the process that started in September last year when Autoliv announced its plan to spin off its electronics segment, with the intent to create two separate companies capable of addressing two distinct, growing markets with leading product offerings.

“Today we are celebrating that we have created two great companies out of one. Each company has strong attributes for individual success, and the separation will allow further focus on each core business to bring enhanced value for customers, stockholders and other stakeholders”, said Jan Carlson, Chairman, President and CEO of Veoneer and Chairman of Autoliv. “I look forward to leading Veoneer’s future development in the active safety and autonomous driving market, while retaining the role as Chairman of Autoliv to provide continuity,” he continued.

“I am proud to be a part of the continued journey of Autoliv. We are the global market and technology leader in automotive safety with people who are passionate about our vision of saving more lives. With our broad, strong product portfolio and with the capabilities we have in the organization, I look forward to Autoliv further driving innovation into the future,” said Mikael Bratt, President and CEO of Autoliv.

Morgan Stanley acted as Financial Advisor to Autoliv and Veoneer.

Inquiries:

Media: Stina Thorman, Corporate Communications, Tel +46 (0)8 587 206 50

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 66,000 employees in 27 countries. In addition, the Company has 12 technical centers around the world, with 19 test tracks, more than any other automotive safety supplier. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known

Autoliv, Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20650

E-mail: stina.thorman.external@autoliv.com

and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720650

E-mail: stina.thorman.external@autoliv.com